Exhibit 10.1
SECOND AMENDMENT
TO
EMPLOYMENT AGREEMENT
     THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT is entered into as of the 17th day of July, 2010, by and between PSB Group, Inc., a bank holding company organized under the laws of the State of Michigan (the “Company”), Peoples State Bank, a banking association chartered under the laws of the State of Michigan (the “Bank”) and Henry R. Thiemann (“Executive”).
WITNESSETH:
     WHEREAS, the parties hereto entered into that certain Employment Agreement dated April 26, 2010, as amended by that certain First Amendment to Employment Agreement dated Jun 30, 2010 (collectively, the “Employment Agreement”); and
     WHEREAS, the parties hereto desire to further amend the Employment Agreement, upon the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties hereto hereby amend the Employment Agreement as follows:
     1. The last sentence of Section 13 that provides “In the event any such approval is not finally obtained by July 14, 2010, this Agreement shall be terminated and of no further force or effect,” is hereby deleted in its entirety.
     2. Except as expressly modified as set forth herein, all of the remaining terms, conditions and provisions of the Employment Agreement are hereby ratified and confirmed and shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Employment Agreement as of the date first written above.
PSB GROUP, INC.

By:	/s/ David A. Wilson Its: Senior Vice President and CFO	/s/ Henry R. Thiemann Henry R. Thiemann

PEOPLES STATE BANK
By:	/s/ David A. Wilson
Its: Senior Vice President and CFO